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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 22, 2023

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Primoris Services Corporation, a Delaware corporation (“Primoris, the “Company”) and John F. Moreno, Jr., reached a mutual agreement of employment separation, pursuant to which Mr. Moreno will no longer serve as Chief Operating Officer of Primoris effective as of May 22, 2023.

In connection with Mr. Moreno’s employment separation, the Company and Mr. Moreno entered into a mutual agreement of separation and general release dated May 25, 2023 (the “Separation Agreement”). The payments to be made under the Separation Agreement have been negotiated between the parties in connection with the mutual agreement of separation and are not equal to amounts that would have been paid for either: (1) a termination without cause or resignation with good reason; or (2) a termination for cause or resignation without good reason. Under the Separation Agreement, Mr. Moreno shall be paid $1,550,000, a portion of which shall be paid through the accelerated vesting of Restricted Stock Units (“RSUs”) previously awarded to Mr. Moreno in March 2023 under an RSU Agreement, with the balance payable in cash. All other RSUs and Performance Stock Units previously awarded to Mr. Moreno during the term of his employment that remain unvested as of May 22, 2023, shall be forfeited. The Separation Agreement requires payment to Mr. Moreno after full agreement execution and within three business days following the expiration of any statutory revocation period. The Separation Agreement releases Mr. Moreno from his non-compete obligations and contains other terms and post-employment obligations, including with respect to non-disparagement and non-solicitation.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	John F. Moreno, Jr. Separation Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: May 26, 2023	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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